(h)(6)(A)(i)

February 9, 2015

Attention: President

BNY Mellon Investment Servicing (US) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809

Dear Sir or Madam:

Pursuant to the Transfer Agency Services Agreement, dated February 25, 2009, as amended, between the Funds (as defined in the Agreement) and BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc., as amended (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Dispersing Agent to render such services to VY® Goldman Sachs Bond Portfolio, Voya Retirement Solution 2060 Fund, Voya Index Solution 2060 Portfolio, and Voya Solution 2060 Portfolio (collectively, the “Funds”) , each a newly established series of Voya Variable Insurance Trust, Voya Separate Portfolios Trust, Voya Partners Inc., and Voya Partners Inc., respectively, effective on February 9, 2015, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the Amended Exhibit A of the Agreement.  This Amended Exhibit A supersedes the previous Amended Exhibit A, dated August 6, 2014.

The Amended Exhibit A has also been updated: 1) to reflect the recent name changes for Voya International Value Equity Fund to Voya Global Value Advantage Fund, Voya Strategic Income Fund to Voya Strategic Income Opportunities Fund, and VY® PIMCO Bond Portfolio to Voya Aggregate Bond Portfolio; and 2) to reflect the removal of Voya Global Opportunities Fund, because this series recently merged.

Please note that the SEC effective date of Voya Retirement Solution 2060 Fund is yet to be determined, but it is scheduled to be on October 1, 2015.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Funds by signing below.

Very sincerely,

		By:	/s/ Todd Modic
Todd Modic
Senior Vice President
Voya Funds Trust
Voya Mutual Funds
Voya Partners Inc.
Voya Separate Portfolios Trust
Voya Variable Insurance Trust

ACCEPTED AND AGREED TO:
BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Peter G. Rigopoulut
Name:	Peter G. Rigopoulut
Title:	VP Relationship Exec., Duly Authorized

AMENDED EXHIBIT A

(Dated: February 9, 2015)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement, dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”).  For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

Voya Equity Trust
Voya Growth Opportunities Fund
Voya Large Cap Value Fund
Voya MidCap Opportunities Fund
Voya Multi-Manager Mid Cap Value Fund
Voya Real Estate Fund
Voya SmallCap Opportunities Fund

Voya Funds Trust
Voya Floating Rate Fund
Voya GNMA Income Fund
Voya High Yield Bond Fund
Voya Intermediate Bond Fund
Voya Short Term Bond Fund
Voya Strategic Income Opportunities Fund

Voya Investors Trust
VY® BlackRock Inflation Protected Bond Portfolio
VY® Clarion Global Real Estate Portfolio
VY® Clarion Real Estate Portfolio
VY® DFA World Equity Portfolio
VY® FMRSM Diversified Mid Cap Portfolio
VY® Franklin Income Portfolio
VY® Franklin Mutual Shares Portfolio
VY® Franklin Templeton Founding Strategy Portfolio
Voya Global Perspectives Portfolio
Voya Global Resources Portfolio
VY® Invesco Growth and Income Portfolio
VY® JPMorgan Emerging Markets Equity Portfolio
VY® JPMorgan Small Cap Core Equity Portfolio
Voya Large Cap Growth Portfolio
Voya Large Cap Value Portfolio
Voya Limited Maturity Bond Portfolio
Voya Liquid Assets Portfolio
VY® Morgan Stanley Global Franchise Portfolio
Voya Multi-Manager Large Cap Core Portfolio
Voya High Yield Portfolio
Voya Retirement Conservative Portfolio
Voya Retirement Growth Portfolio
Voya Retirement Moderate Growth Portfolio
Voya Retirement Moderate Portfolio
VY® T. Rowe Price Capital Appreciation Portfolio

VY® T. Rowe Price Equity Income Portfolio
VY® T. Rowe Price International Stock Portfolio
VY® Templeton Global Growth Portfolio
Voya U.S. Stock Index Portfolio

Voya Mutual Funds
Voya Diversified Emerging Markets Debt Fund
Voya Diversified International Fund
Voya Emerging Markets Equity Dividend Fund
Voya Global Bond Fund
Voya Global Equity Dividend Fund
Voya Global Natural Resources Fund
Voya Global Perspectives Fund
Voya Global Real Estate Fund
Voya Global Value Advantage Fund
Voya International Core Fund
Voya International Real Estate Fund
Voya Multi-Manager Emerging Markets Equity Fund
Voya Multi-Manager International Equity Fund
Voya Multi-Manager International Small Cap Fund
Voya Russia Fund

Voya Partners, Inc.
Voya Aggregate Bond Portfolio
VY® American Century Small-Mid Cap Value Portfolio
VY® Baron Growth Portfolio
VY® Columbia Small Cap Value II Portfolio
VY® Columbia Contrarian Core Portfolio
VY® Fidelity® VIP Contrafund® Portfolio
VY® Fidelity® VIP Equity-Income Portfolio
VY® Fidelity® VIP Mid Cap Portfolio
Voya Global Bond Portfolio
Voya Index Solution 2015 Portfolio
Voya Index Solution 2020 Portfolio
Voya Index Solution 2025 Portfolio
Voya Index Solution 2030 Portfolio
Voya Index Solution 2035 Portfolio
Voya Index Solution 2040 Portfolio
Voya Index Solution 2045 Portfolio
Voya Index Solution 2050 Portfolio
Voya Index Solution 2055 Portfolio
Voya Index Solution 2060 Portfolio
Voya Index Solution Income Portfolio
VY® Invesco Comstock Portfolio
VY® Invesco Equity and Income Portfolio
VY® JPMorgan Mid Cap Value Portfolio
VY® Oppenheimer Global Portfolio
VY® Pioneer High Yield Portfolio
Voya Solution 2015 Portfolio
Voya Solution 2020 Portfolio
Voya Solution 2025 Portfolio
Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio
Voya Solution 2040 Portfolio
Voya Solution 2045 Portfolio
Voya Solution 2050 Portfolio
Voya Solution 2055 Portfolio
Voya Solution 2060 Portfolio
Voya Solution Aggressive Portfolio
Voya Solution Moderately Aggressive Portfolio
Voya Solution Conservative Portfolio
Voya Solution Balanced Portfolio
Voya Solution Income Portfolio
Voya Solution Moderately Conservative Portfolio
VY® T. Rowe Price Diversified Mid Cap Growth Portfolio
VY® T. Rowe Price Growth Equity Portfolio
VY® Templeton Foreign Equity Portfolio

Voya Prime Rate Trust

Voya Senior Income Fund

Voya Separate Portfolios Trust
Voya Emerging Markets Corporate Debt Fund
Voya Emerging Markets Hard Currency Debt Fund
Voya Emerging Markets Local Currency Debt Fund
Voya Investment Grade Credit Fund
Voya Retirement Solution 2020 Fund
Voya Retirement Solution 2025 Fund
Voya Retirement Solution 2030 Fund
Voya Retirement Solution 2035 Fund
Voya Retirement Solution 2040 Fund
Voya Retirement Solution 2045 Fund
Voya Retirement Solution 2050 Fund
Voya Retirement Solution 2055 Fund
Voya Retirement Solution 2060 Fund
Voya Retirement Solution Income Fund
Voya Securitized Credit Fund

Voya Variable Insurance Trust
VY® Goldman Sachs Bond Portfolio

Voya Variable Products Trust
Voya International Value Portfolio
Voya MidCap Opportunities Portfolio
Voya SmallCap Opportunities Portfolio